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Exhibit 10.10

2008 EQUITY PARTICIPATION PLAN OF LTC PROPERTIES, INC.
RESTRICTED STOCK AGREEMENT

LTC Properties, Inc., a Maryland corporation (the "Company"), and «Grantee», an employee of the Company (the "Grantee"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.
Restricted Stock Award. The Company hereby confirms the award to the Grantee on «Date» (the "Date of Award") of «Amount» shares of the Company's Common Stock, $.01 par value (the "Restricted Stock"), under and subject to the terms and conditions of the Company's 2008 Equity Participation Plan of LTC Properties, Inc. (the "Plan") and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This Restricted Stock Award is contingent on and shall be effective only upon receipt by the Company of this Agreement executed by the Grantee (the "Effective Date"). As of the Effective Date, the Grantee will be a stockholder of the Company with respect to the Restricted Stock and will have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid with respect to the Restricted Stock, subject to the restrictions of the Plan and this Agreement.

2.
Acceptance of Restricted Stock Award. The Grantee accepts the Restricted Stock Award confirmed by this Agreement, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Stock.

3.
Restrictions

        A.    If the employment of the Grantee terminates for any reason prior to one of the dates listed below other than because of the Grantee's death, disability, termination without Cause or a resignation with Good Reason, the number of shares of Restricted Stock set forth next to such date and any subsequent date listed below will, upon such termination of employment and without any further action, be forfeited to the Company by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Company:

Date	Number of Shares
One year anniversary of Date of Award	«oneyear»

Two year anniversary of Date of Award	«twoyear»

Three year anniversary of Date of Award	«threeyear»

  If the Grantee remains employed with the Company on a date set forth above and the shares of the Restricted Stock have not been previously forfeited to the Company, the employment restriction imposed by this Section 3(A) on the number of shares of Restricted Stock set forth next to such date will lapse and a certificate representing such shares will be transferred by the Company to the Grantee.

  For purposes of this Agreement, a Grantee's employment shall be deemed to be terminated for "Cause" if, and only if, it is based upon (i) conviction of a felony; (ii) material disloyalty to the Company such as embezzlement, misappropriation of corporate assets or, except as permitted pursuant to Section 3 of this Agreement, breach of Grantee's agreement not to engage in business for another enterprise of the type engaged in by the Company; or (iii) the engaging in unethical or illegal behavior which is of a public nature, brings the Company into disrepute, and results in material damage to the Company.

  A resignation by Grantee shall not be deemed to be voluntary and shall be deemed to be a resignation with "Good Reason" if it is based upon (i) a diminution in Grantee's title, duties, or salary; (ii) a material reduction in benefits; (iii) a direction by the Board of Directors that Grantee report to any person or group other than specified in Grantee's employment agreement, or (iv) a geographic relocation of Grantee's place of work a distance for more than seventy-five (75) miles from the Company's offices located at 31365 Oak Crest Drive, Suite 200, Westlake Village, California 91361.

  Notwithstanding the foregoing, if the Grantee remains employed with the Company on the date of a Change in Control or is terminated without Cause or voluntarily resigns with a Good Reason, any employment restriction imposed by this Section 3(A) on the shares of Restricted Stock granted pursuant to this Agreement shall lapse, to the extent such shares of Restricted Stock have not been previously forfeited to the Company, and a certificate representing such shares will be transferred by the Company to the Grantee.

          B.    No Grantee shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining to the Restricted Stock, prior to the lapse of the employment restriction imposed by Section 3(A).

          C.    As of the Date of Award, certificates representing the shares of Restricted Stock will be issued in the name of the Grantee and held by the Company in escrow until the earlier of the forfeiture of the shares of the Restricted Stock to the Company or the lapse of the employment restriction set forth in Section 3(A) above with respect to such shares.

          D.    The Grantee understands the provisions of Article 12.9 of the Plan to the effect that the obligation of the Company to issue shares of Common Stock under the Plan is subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed, if deemed necessary or appropriate by counsel for the Company and (iii) any other applicable laws, regulations, rules and orders which may then be in effect.

          The certificate or certificates representing the shares to be issued or delivered hereunder may bear any legends required by any applicable securities laws and may reflect any transfer or other restrictions imposed by the Plan, and the Company may at some time issue to the stock transfer agent appropriate stop-transfer instructions with respect to such shares. In addition, also as a condition precedent to the issuance or delivery of shares, the Grantee may be required to make certain other representations and warranties and to provide certain other information to enable the Company to comply with the laws, rules, regulations and orders specified under the first sentence of this Section 3(D) and to execute a joinder to any shareholders' agreement of the Company, in the form provided by the Company, pursuant to which the transfer of shares received under the Plan may be restricted.

4.
Withholding of Taxes. The Grantee will be advised by the Company as to the amount of any Federal income or employment taxes required to be withheld by the Company on the compensation income resulting from the award of or lapse of restrictions on the Restricted Stock. The timing of the withholding will depend on whether the Grantee makes an election under Section 83(b) of the Code. State, local or foreign income or employment taxes may also be required to be withheld by the Company on any compensation income resulting from the award of the Restricted Stock. The Grantee will pay any taxes required to be withheld directly to the Company upon request.

  If the Grantee does not pay any taxes required to be withheld directly to the Company within ten days after any request as provided above, the Company may withhold such taxes from any other compensation to which the Grantee is entitled from the Company. The Grantee will hold the Company harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

5.
Interpretation of Plan and Agreement. This Agreement is the agreement referred to in Article 7.4 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan will control. Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of the Plan or this Agreement will be resolved by the Administrator and the decision of the Administrator will be final, binding and conclusive for all purposes.

6.
Effect of Agreement on Rights of Company and Grantee. This Agreement does not confer any right on the Grantee to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate the employment of the Grantee.

7.
Binding Effect. This Agreement will be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

8.
Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

9.
Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

10.
Section Headings. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

11.
Governing Law and Jurisdiction. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

        IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Date of Award.

LTC PROPERTIES, INC.
By:
Name:
Title:
GRANTEE:
«Grantee»

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  Exhibit 10.10
2008 EQUITY PARTICIPATION PLAN OF LTC PROPERTIES, INC. RESTRICTED STOCK AGREEMENT